SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRANSCANADA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

450 – 1st Street S.W.

Calgary, Alberta, T2P 5H1, Canada

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Rights under Shareholder Rights Plan	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered

This amendment amends the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on May 13, 2003, as it relates to the Shareholder Rights Plan by and between the Registrant and Computershare Trust Company of Canada (the “Rights Agent”).

The Registrant and the Rights Agent have executed an Amended and Restated Shareholder Rights Plan Agreement dated as of April 27, 2007 (the “Rights Plan”) which was filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 11, 2007 under cover of a Form 6-K.

A description of the Rights Plan is included under the subheading “Reconfirmation and Amendments to the Shareholder Rights Plan” in the Management Proxy Circular of the Registrant dated February 22, 2007, which was filed by the Registrant with the SEC on February 28, 2007 under cover of a Form 6-K.  Such description is hereby incorporated by reference.  The description of the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Plan, which is incorporated by reference as Exhibit 4.1 hereto.

Item 2.    Exhibits

A list of exhibits filed herewith or incorporated herein by reference is set forth on the Index to Exhibits which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	June 6, 2007

TRANSCANADA CORPORATION

	By:	/s/ Sean D. McMaster
	Name:	Sean D. McMaster
	Title:	Executive Vice-President, Corporate,
General Counsel and Chief Compliance
Officer

	By:	/s/ Donald J. DeGrandis
	Name:	Donald J. DeGrandis
	Title:	Corporate Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

4.1

Amended and Restated Shareholder Rights Plan Agreement, dated as of April 27, 2007, by and between the Registrant and Computershare Trust Company of Canada, including the form of rights certificate (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed on May 11, 2007).